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                                  EXHIBIT 10.1


    AMENDMENT NO. 2 TO THE ICG COMMUNICATIONS, INC. 1996 STOCK OPTION PLAN.

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                                AMENDMENT NO. 2
                                    TO THE
                           ICG COMMUNICATIONS, INC.
                            1996 STOCK OPTION PLAN

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          Effective for Options granted on or after June 17, 1997 under the ICG
Communications, Inc. 1996 Stock Option Plan, as effective August 2, 1996 and as previously amended (the "Plan"), the Plan is hereby further amended as follows (all capitalized terms used herein shall have the meanings given to them in the Plan):

          Section V(B.) of the Plan is hereby amended by replacing such subsection in its entirety by the following Section V(B.):

          B. For Director Participants.
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             (i) General Provisions - Formula Grant Options.  Subject to the
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terms and conditions of this Section V(B):

                 (1) As of the last day of the Plan Quarter beginning on October 1, 1995, each person who was serving as a non-employee director of the Corporation or of any Parent or Subsidiary (a "Director") on the last day of such Plan Quarter (and who so served on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter) was automatically granted under the IntelCom Plan an option to purchase five thousand (5,000) shares of IntelCom common stock, subject to availability under the IntelCom Plan.


                 (2) As of January 1, 1996, each individual who was serving as a Director on such date was automatically granted under the IntelCom Plan an option to purchase fifteen thousand (15,000) shares of IntelCom common stock, subject to availability under the IntelCom Plan.

                 (3) As of October 1, 1996, each individual who was serving as a Director on such date was automatically granted an Option to purchase five thousand (5,000) shares of Common Stock, subject to availability under the Plan.
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                 (4) As of January 1, 1997, and as of the first day of each succeeding calendar year through and including January 1, 2005, each individual who is serving as a Director on the appropriate grant date shall automatically be granted Options to purchase twenty thousand (20,000) shares of Common Stock, subject to availability under the Plan.

Subject to the provisions of Section VI hereunder, (i) the option price of the shares of Common Stock covered by each Option shall be the Fair Market Value of such shares on the date of the grant; provided, however, that the option price of the shares of Common Stock covered by each Option granted on October 1, 1996 shall be the greater of (i) the Fair Market Value of such shares on January 1, 1996 or (ii) an amount that is greater than twenty-five percent (25%) of the Fair Market Value of such shares on October 1, 1996.


          (ii) Exercisability of Formula Grant Option.  Each Option granted
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under Section V(B)(i) by its terms shall expire ten (10) years from the date of its grant.  Furthermore:

               (1) An Option described under Section V(B)(i)(1) became exercisable in full on the date of grant of the Option.


               (2) An Option described under Section V(B)(i)(2) became exercisable as to one-third (1/3) of the number of shares of Common Stock covered thereby on the last day of the Plan Quarter during which the date of grant occurred and as to one-third (1/3) of such number of shares on the last day of each of the next succeeding two Plan Quarters, respectively, but only if, with regard to the shares of Common Stock with respect to which the Option became exercisable at the end of any Plan Quarter, the Director served in such capacity on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter.

               (3) An option granted pursuant to Section V(B)(i)(3) became exercisable on the last day of the Plan Quarter during which the date of such grant occurred, but only if the Director served in such capacity on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter.

               (4) An Option granted pursuant to Section V(B)(i)(4) shall become exercisable as to one-fourth (1/4) of the number of shares of Common Stock covered thereby on the last day of the Plan Quarter during which the date of grant occurs and as to one-fourth (1/4) of such number of shares on the last day of each of the next succeeding three Plan Quarters, respectively, but only if, with regard to the shares of Common Stock with respect to which the Option becomes exercisable at the end of any Plan Quarter, the Director has served in such capacity on an uninterrupted basis for more than fifty percent (50%) of the business days contained in such Plan Quarter.


          (iii)  General Provisions - Discretionary Option Grants.  The
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Committee shall have the authority, in its discretion, to grant to one or more
Directors from time to time Non-Qualified Stock Options. No Option shall be granted for a term of more than ten (10) years. The Committee shall establish the exercise price at the time any Option is granted at such
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amount as the Committee shall determine. The exercise price will be subject to adjustment in accordance with the provisions of Section VI of the Plan. Except as otherwise expressly provided in this Section V, the terms and conditions of the Options shall be determined by the Committee.


          (iv) Payment of Exercise Price.  The price per share of Common Stock
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with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable in cash or pursuant to any of the methods set forth in Sections IV(A) or (B) hereof. Shares of Common Stock delivered to the Corporation in payment of the exercise price shall be valued at the Fair Market Value of the Common Stock on the date preceding the date of the exercise of the Option.


          (v) Exercisability of Options.  Each Option shall be exercisable in
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whole or in installments, and at such time(s), and subject to the fulfillment of any conditions on exercisability as may be determined by the Committee at the time of the grant of such Options. The right to purchase shares of Common Stock shall be cumulative so that when the right to purchase any shares of Common
Stock has accrued such shares of Common Stock or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.


          (vi) Director's Termination.  If a Director's service as a director of
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the Corporation is terminated by reason of () his Disability, () the failure of the Corporation to retain, or nominate for re-election, such Director (who is otherwise eligible) other than for Good Cause, () his ineligibility for re-election pursuant to the Corporation's By-laws, or () his voluntary termination of such directorship, such termination shall be considered a "Qualifying Termination" and each Option granted to such Director, to the extent exercisable (and not exercised) on the date of such Qualifying Termination, shall remain so exercisable by him until the end of the exercise period under such Option. If a Director's service as a director of the Corporation or of any Parent or Subsidiary is terminated for Good Cause, such termination shall be considered a "Non-Qualifying Termination." In the event of a Non-Qualifying Termination, all outstanding unexercised stock options granted pursuant to this Section V(B) shall be forfeited or canceled, as the case may be.


          (vii)  Director's Death.  If a Director dies while holding an
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outstanding Option, such Option, to the extent exercisable (and not exercised)
on the date of his death, shall remain so exercisable by his estate (or other beneficiaries, as designated in writing by such Director) until the end of the exercise period under the Option.